                                                                    EXHIBIT 25.2


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                          ----------------------------

                         BANK ONE, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

  A NATIONAL BANKING ASSOCIATION                            36-0899825
                                                        (I.R.S. EMPLOYER
                                                      IDENTIFICATION NUMBER)

1 BANK ONE PLAZA, CHICAGO, ILLINOIS                           60670
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)



                         BANK ONE, NATIONAL ASSOCIATION
                                1 BANK ONE PLAZA
                             CHICAGO, ILLINOIS 60670
           ATTN: SANDRA L. CARUBA, FIRST VICE PRESIDENT (312) 336-9436
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                          -----------------------------

                              SUNTRUST BANKS, INC.
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

GEORGIA                                                 58-1575053
(STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NUMBER)

303 PEACHTREE STREET, N.E.                              30308
ATLANTA, GEORGIA                                        (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                 DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1. GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
TRUSTEE:


         (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

         (b)      WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

                  No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4.       A copy of the existing by-laws of the trustee.*

         5.       Not Applicable.

         6. The consent of the trustee required by Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8.       Not Applicable.

         9.       Not Applicable.

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 15th day of April, 2002.


                      BANK ONE, NATIONAL ASSOCIATION,
                      TRUSTEE

                      By  /S/ SANDRA L. CARUBA
                           Sandra L. Caruba
                           First Vice President




* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Household Finance Corporation filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-33240).

                                    EXHIBIT 6

                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT

                                                                  April 15, 2002


Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

         In connection with the qualification of an indenture between SunTrust Banks, Inc. and Bank One, National Association, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                  Very truly yours,

                                  BANK ONE, NATIONAL ASSOCIATION

                                    By      /s/ Sandra L. Caruba
                                            Sandra L. Caruba
                                            First Vice President

                                    EXHIBIT 7

BANK ONE, N/A                                                   FFIEC 031
Legal Title of Bank                                                RC-1
CHICAGO
City                                                                11
IL                    60670

State                 Zip Code

Transmitted to EDS as 0172473 on
02/14/02 at 11:02:09 CST FDIC
Certificate Number - 03618

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET

                                                                    DOLLAR AMOUNTS IN THOUSANDS   RCFD     BIL MIL THOU
-----------------------------------------------------------------------------------------------------------------------
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):
   a. Noninterest bearing balances and currency and coin (1)...................................   0081       12,684,893     1.a
   b. Interest-bearing balances (2)............................................................   0071          953,557     1.b
2. Securities:
   a. Held-to-maturity securities (from Schedule RC-B, column A)...............................   1754                0     2.1
   b. Available-for-sale securities (from Schedule RC-B, column D).............................   1773       35,870,041     2.a
3. Federal funds sold and securities purchased under agreements to resell                         1350       20,257,107       3
4. Loans and lease financing receivables (from Schedule RC-C):
   a. Loans and leases held for sale....................................                          5369          473,360     4.a
   b. Loans and leases, net of unearned income..........................    8528     83,166,314                             4.b
   c. LESS: Allowance for loan and lease losses.........................    3123      2,209,092                             4.c
   d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)..............   B529       80,957,286     4.d
5. Trading assets (from Schedule RC-D).........................................................   3545        3,543,926       5
6. Premises and fixed assets (including capitalized leases)....................................   2145          880,464       6
7. Other real estate owned (from Schedule RC-M)................................................   2150           26,445       7
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)....   2130          266,554       8
9. Customers' liability to this bank on acceptances outstanding................................   2155          208,471       9
10.Intangible assets:
   a. Goodwill ................................................................................   3163          448,690    10.a
   b. Other intangible assets (from Schedule RC-M) ............................................   0426            3,627    10.b
11. Other assets (from Schedule RC-F)..........................................................   2160        4,448,151      11
12. Total assets (sum of items 1 through 11)...................................................   2170      161,022,572      12

--------
(1)  Includes cash items in process of collection and unposted debits.

(2)  Includes time certificates of deposit not held for trading.

BANK ONE, N/A                                                       FFIEC 031
Legal Title of Bank                                                    RC-2
Transmitted to EDS as 0172473
on 02/14/02 at 11:02:09 CST
FDIC Certificate Number - 03618
                                                                              12

                                                                DOLLAR AMOUNTS IN THOUSANDS                       BIL MIL
                                                                                                                   THOU
---------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:                                                                                            RCON
                                                                                                         ----
    a. In domestic offices (sum of totals of columns A and C from Schedule                               2200    81,019,724   13.a
       RC-E, part 1):
       (1) Noninterest-bearing (1)...........................................      6631   34,308,625                         13.a.1
       (2) Interest-bearing..................................................      6636   46,711,099                         13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs                                     RCFN
                                                                                                         ----
       (from Schedule RC-E, part II).........................................                            2200    26,357,544    13.b
       (1) Noninterest-bearing...............................................      6631      640,616                         13.b.1
       (2) Interest-bearing..................................................      6636   25,716,928     RCFD                13.b.2
                                                                                                         ----
14. Federal funds purchased and securities sold under agreements to repurchase......................     2800     8,206,199     14
15. Trading liabilities (from Schedule RC-D)........................................................     3548     3,131,652     15
16. Other borrowed money (includes mortgage indebtedness and obligations under
    capitalized leases) (from Schedule RC-M)........................................................     3190    21,671,080     16
17. Not applicable..................................................................................
18. Bank's liability on acceptances executed and outstanding........................................     2920       208,471     18
19. Subordinated notes and debentures(2)............................................................     3200     4,000,516     19
20. Other liabilities (from Schedule RC-G)..........................................................     2930     5,386,964     20
21. Total liabilities (sum of items 13 through 20)..................................................     2948   149,982,150     21
22. Minority interest in consolidated subsidiaries..................................................     3000        50,200     22
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus...................................................     3838             0     23
24. Common stock....................................................................................     3230       200,858     24
25. Surplus (exclude all surplus related to preferred stock)........................................     3839     6,661,081     25
26. a. Retained earnings............................................................................     3632     4,134,252   26.a
    b. Accumulated other comprehensive income (3)...................................................     B530       (5,969)   26.b
27. Other equity capital components.................................................................     A130             0     27
28. Total equity capital (sum of items 23 through 27)...............................................     3210    10,990,222     28
29. Total liabilities, minority interest  and equity capital (sum of items 21, 22 and 28)...........     3300   161,022,572     29


    MEMORANDUM
    TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
1.  Indicated in the box at the right the number of the statement below that best describes the most      RCFD
    comprehensive level of auditing work performed for the bank by independent external auditors as of    ----
    any date during 2000............................................................................      6724           N/A   M.1


1= Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2= Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3= Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm

4= Director's examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5= Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

6=   Review of the bank's financial statements by external auditors

7= Compilation of the bank's financial statements by external auditors

8=   Other audit procedures (excluding tax preparation work

9=   No external audit work

-------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)  Includes limited-life preferred stock and related surplus.

(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(4) Includes treasury stock and unearned Employee Stock Ownership Plan shares.